UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 28, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.           Entry into a Material Definitive Agreement

On November 28, 2017, Daseke Companies, Inc. (a wholly owned subsidiary of Daseke, Inc.) and Daseke, Inc. (the “Company”) entered into Amendment No. 2 to the Term Loan Agreement (the “Amendment”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders. Amendment No. 2 provides for a $150 million tack-on to the Company’s existing Term Loan Facility (the “Tack-on Loan”). The Tack-on Loan was priced at 99.5 with an interest rate of LIBOR plus 5.00 percent. Amendment No. 2 also refinanced and replaced that certain Term Loan Agreement, dated as of February 27, 2017 (as amended by Amendment No. 1 to the Term Loan Agreement, dated as of August 16, 2017) by and among the Company, the Agent and the Lenders party thereto (the “Replacement Term Loan”) decreasing the interest rate on the Replacement Term Loan to LIBOR plus 5.00 percent from LIBOR plus 6.00 percent.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2017, Soumit Roy assumed the role of General Counsel of Daseke, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

December 4, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller